Exhibit 99.1

Myers Industries Reports 2020 Fourth Quarter and Full Year Results

Fourth quarter sales increased 8% on an organic basis, 18% including Elkhart acquisition

March 11, 2021, Akron, Ohio - Myers Industries, Inc. (NYSE: MYE), a manufacturer of polymer products and distributor for the tire, wheel, and under-vehicle service industry, today announced results for the fourth quarter and full year ended December 31, 2020.

Fourth Quarter and Full Year 2020 Financial Highlights

•	Fourth quarter and full year results include the acquisition of Elkhart Plastics completed in November 2020

•

GAAP income per diluted share from continuing operations was $0.08 for the fourth quarter and $1.02 for the full year, compared with $0.16 and $0.68, respectively, for the fourth quarter and full year of 2019

•

Adjusted income per diluted share from continuing operations was $0.11 for the fourth quarter and $0.85 for the full year, compared with $0.12 and $0.78, respectively, for the fourth quarter and full year of 2019

•

Net sales for the fourth quarter increased 17.7% to $137.5 million, compared with $116.8 million for the fourth quarter of 2019; net sales for the full year decreased 1.0% to $510.4 million, compared with $515.7 million for the full year of 2019

•	Gross profit margin was 29.0% for the fourth quarter and 33.7% for the full year, compared with 33.6% and 33.2%, respectively for the fourth quarter and full year of 2019

•	Generated cash flow from continuing operations of $46.5 million, and free cash flow of $33.1 million for the full year of 2020

“While our organization was not immune to the effects of the global pandemic in 2020, recovery momentum accelerated over the course of the year and culminated in strong fourth quarter top-line growth of 8% on an organic basis and 18% including our recent acquisition,” said Mike McGaugh, President and Chief Executive Officer of Myers Industries. “We are executing against our long-term strategic plan and completed the acquisition of Elkhart Plastics during the quarter. We’ve already begun to integrate the Elkhart team into the Myers organization and believe our combination will bring new opportunities in the rotational molding industry.”

Mr. McGaugh continued, “We enter 2021 with strong top-line momentum, and a clear long-term vision to transform Myers into a high-growth, customer-centric innovator of engineered plastic solutions. Our ‘One Myers’ strategy remains focused on our four strategic pillars. These include: 1) driving organic growth through sales and commercial excellence, innovation, and eCommerce; 2) complementing our organic growth through bolt-on acquisitions within existing plastics technologies that can expand our opportunities in current and adjacent markets; 3) committing to operational excellence through additional self-help initiatives in purchasing, pricing and SG&A optimization; and 4) developing a high-performance mindset and culture. We have just begun our journey and we believe we have the right strategy to drive long-term value for all of our stakeholders.”

Fourth Quarter 2020 Financial Summary

Net sales for the fourth quarter of 2020, which included $11.8 million of incremental sales from the Elkhart acquisition, were $137.5 million, an increase of $20.7 million, or 17.7%, compared with $116.8 million for the fourth quarter of 2019. The increase was the result of higher sales in both the Material Handling and Distribution Segments. Gross profit increased $0.6 million to $39.8 million, compared with $39.2 million for the fourth quarter of 2019. Gross profit margin decreased to 29.0% compared with 33.6% last year. The gross margin decrease was primarily due to an unfavorable price to cost relationship, higher repairs and maintenance costs, higher employee benefit costs and an unfavorable product mix. Selling, general and administrative (SG&A) expenses increased to $35.0 million, compared with $30.3 million for the fourth quarter of 2019, primarily due to the acquisition of Elkhart Plastics and higher employee compensation and benefit costs, which was partially offset by lower depreciation and amortization expense. GAAP income per diluted share from continuing operations was $0.08, compared with $0.16 for the fourth quarter of 2019. Adjusted income per diluted share from continuing operations was $0.11, compared with $0.12 for the fourth quarter of 2019.

Net sales in the Material Handling Segment (consumer, food and beverage, industrial and vehicle end markets) for the fourth quarter of 2020 were $92.2 million, an increase of $18.8 million or 25.5%, compared with $73.4 million for the fourth quarter of 2019. The sales increase was due to higher sales volumes across all end markets, which included $11.8 million of incremental sales from the Elkhart Plastics acquisition. For the fourth quarter of 2020, operating income for this segment decreased 5.0% to $8.5 million, compared with $9.0 million in 2019. Adjusted operating income increased 1.2% to $9.1 million, compared with $9.0 million in 2019. The increase was due primarily to higher sales volume, mostly offset by an unfavorable price to cost relationship, higher repairs and maintenance costs, higher employee benefit costs and an unfavorable product mix. As a result, the Material Handling Segment’s adjusted operating income margin was 9.8%, compared with 12.2% for the fourth quarter of 2019.

Net sales in the Distribution Segment (auto aftermarket end market) for the fourth quarter of 2020 were $45.3 million, an increase of $1.9 million, or 4.4%, compared with $43.4 million for the fourth quarter of 2019. Fourth quarter operating income for this segment increased 13.5% to $3.6 million, compared with $3.2 million in 2019. Adjusted operating income increased 12.9% to $3.6 million, compared with $3.2 million in 2019, primarily due to higher sales volume and reduced costs. The Distribution Segment’s adjusted operating income margin was 7.9%, compared with 7.3% for the fourth quarter of 2020.

Full Year 2020 Financial Summary

Net sales for the full year of 2020, which included $11.8 million of incremental sales from the Elkhart acquisition, were $510.4 million, a decrease of $5.3 million, or 1.0%, compared with $515.7 million for the full year of 2019. The decrease was the result of lower sales in the Material Handling Segment, partially offset by higher sales in the Distribution Segment. Gross profit margin increased to 33.7%, compared with 33.2% last year. The increase was primarily due to a favorable price to cost relationship. Additionally, full year 2019 gross profit included a $3.5 million charge for estimated product replacement costs. SG&A expenses decreased to $130.3 million, compared with $133.1 million for the full year of 2019. The decrease was primarily driven by savings from the transformation plan executed in the Distribution segment, lower depreciation and amortization expense, and lower travel expenses, partially offset by incremental SG&A from the acquisitions of Tuffy Manufacturing in August 2019 and Elkhart Plastics in November 2020. GAAP income per diluted share from continuing operations was $1.02, compared with $0.68 for the full year of 2019. Adjusted income per diluted share from continuing operations was $0.85, compared with $0.78 for the full year of 2019.

Net sales in the Material Handling Segment (consumer, food and beverage, industrial and vehicle end markets) for the full year of 2020 were $343.9 million, a decrease of $12.5 million or 3.5%, compared with $356.4 million for the full year of 2019. The sales decrease was primarily due to lower sales volumes from the impacts of COVID-19 in the vehicle, food and beverage, and industrial end markets, which was partially offset by higher sales volume in the consumer end market driven by heightened storm activity. This decrease was also partially offset by $11.8 million of incremental sales due to the Elkhart Plastics acquisition on November 10, 2020. For the full year of 2020, operating income for this segment increased 3.6% to $55.1 million, compared with $53.1 million in 2019. Adjusted operating income increased 4.2% to $56.5 million, compared with $54.2 million in 2019. The increase was primarily due to a favorable price to cost relationship and lower depreciation and amortization. Additionally, full year 2019 operating income included a $3.5 million charge for estimated product replacement costs. As a result, the Material Handling Segment’s adjusted operating income margin increased to 16.4%, compared with 15.2% for the full year of 2019.

Net sales in the Distribution Segment (auto aftermarket end market) for the full year of 2020 were $166.5 million, an increase of $7.2 million, or 4.5%, compared with $159.3 million for the full year of 2019. Incremental sales of $12.9 million from the Tuffy acquisition completed in August 2019 more than offset lower sales volumes that primarily occurred in the first half of the year due to impacts from COVID-19. Full year operating income for this segment increased 20.7% to $12.2 million, compared with $10.1 million in 2019. Adjusted operating income increased 8.6% to $12.2 million, compared with $11.2 million in 2019, primarily due to higher sales volume and savings from the segment’s transformation plan, partially offset by an unfavorable product mix. The Distribution Segment’s adjusted operating income margin was 7.3%, compared with 7.0% for the full year of 2019.

2021 Outlook

Based on current exchange rates, market outlook and business forecast, Myers Industries offered the following business outlook for fiscal 2021:

•	Net sales growth in the mid to high 20% range, including impact of the Elkhart acquisition

•	Diluted EPS in the range of $0.88 to $1.03; adjusted diluted EPS in the range of $0.90 to $1.05

•	Capital expenditures to approximately be $15 million

•	Effective tax rate to approximately be 26%

Mr. McGaugh concluded, “We have seen significant increases in raw material costs as a result of the tightening supply on the Gulf coast. At the same time, demand has increased for these critical raw materials within our industry and others. As a result, we announced an 8% price increase effective March 1, 2021, across a broad portfolio of our products.”

Conference Call Details

The Company will host an earnings conference call and webcast for investors and analysts on Thursday, March 11, 2021, at 8:30 a.m. EDT. The call is anticipated to last less than one hour and may be accessed using the following online participation registration link: http://www.directeventreg.com/registration/event/9228078. Upon registering, each participant will be provided with call details and a registrant ID that will be used to track call attendance. Reminders will also be sent to registered participants via email. The live webcast of the conference call can be accessed from the Investor Relations section of the Company’s website at www.myersindustries.com. Click on the Investor Relations tab to access the webcast. Webcast attendees will be in a listen-only mode. An archived replay of the call will also be available on the site shortly after the event. To listen to the telephone replay, callers should dial: (US) 800-585-8367 or (Int’l) 416-621-4642. The Conference ID # is 9228078.

Use of Non-GAAP Financial Measures

The Company uses certain non-GAAP measures in this release. Gross profit as adjusted, gross profit margin as adjusted, operating income (loss) as adjusted, operating income margin as adjusted, earnings before interest, taxes, depreciation and amortization (EBITDA) as adjusted, EBITDA margin as adjusted, income before taxes as adjusted, income from continuing operations as adjusted, adjusted earnings per diluted share from continuing operations, and free cash flow are non-GAAP financial measures and are intended to serve as a supplement to results provided in accordance with accounting principles generally accepted in the United States. Myers Industries believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

About Myers Industries

Myers Industries, Inc. is a manufacturer of polymer products for industrial, agricultural, automotive, commercial, and consumer markets. The Company is also the largest distributor of tools, equipment and supplies for the tire, wheel and under-vehicle service industry in the United States. Visit www.myersindustries.com to learn more.

Caution on Forward-Looking Statements

Statements in this release include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that is not of historical fact may be deemed “forward-looking”. Words such as “will”, “expect”, “believe”, “project”, “plan”, “anticipate”, “intend”, “objective”, “outlook”, “target”, “goal”, “view” and similar expressions identify forward-looking statements. These statements are based on management’s current views and assumptions of future events and financial performance and involve a number of risks and uncertainties, many outside of the Company’s control that could cause actual results to materially differ from those expressed or implied. Risks and uncertainties include: impacts from the COVID-19 pandemic on our business, conditions, customers and capital position; the impact of COVID-19 on local, national and global economic conditions; the effects of various governmental responses to the COVID-19 pandemic, raw material availability, increases in raw material costs, or other production costs; impacts of price increases, risks associated with our strategic growth initiatives or the failure to achieve the anticipated benefits of such initiatives; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; changes in the markets for the Company’s business segments; changes in trends and demands in the markets in which the Company competes; operational problems at our manufacturing facilities, or unexpected failures at those facilities; future economic and financial conditions in the United States and around the world; inability of the Company to meet future capital requirements; claims, litigation and regulatory actions against the Company; changes in laws and regulations affecting the Company; impact of the U.S. elections impacts on the regulatory landscape, capital markets, and responses to and management of the COVID-19 pandemic including further economic stimulus from the federal government; and other important factors detailed previously and from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent Quarterly Reports on Form 10-Q. Such reports are available on the Securities and Exchange Commission’s public reference facilities and its website at www.sec.gov and on the Company’s Investor Relations section of its website at www.myersindustries.com. Myers Industries undertakes no obligation to publicly update or revise any forward-looking statements contained herein. These statements speak only as of the date made.

Contact: Monica Vinay, Vice President, Investor Relations & Treasurer, (330) 761-6212

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands, except share and per share data)

	Quarter Ended		Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net sales	$137,467	$116,818	$510,369	$515,698
Cost of sales	97,630	77,587	338,409	344,386

Gross profit	39,837	39,231	171,960	171,312
Selling, general and administrative expenses	34,971	30,338	130,331	133,130
Loss (gain) on disposal of fixed assets	10	87	3	—
Impairment charges	—	—	—	916
Other (income) expenses	—	—	(11,924)	—

Operating income (loss)	4,856	8,806	53,550	37,266
Interest expense, net	1,221	1,024	4,688	4,083

Income (loss) from continuing operations before income taxes	3,635	7,782	48,862	33,183
Income tax expense (benefit)	645	2,035	12,093	8,968

Income (loss) from continuing operations	2,990	5,747	36,769	24,215
Income (loss) from discontinued operations, net of income tax	—	(9)	—	118

Net income (loss)	$2,990	$5,738	$36,769	$24,333

Income (loss) per common share from continuing operations:
Basic	$0.08	$0.16	$1.03	$0.68
Diluted	$0.08	$0.16	$1.02	$0.68
Income (loss) per common share from discontinued operations:
Basic	$—	$—	$—	$—
Diluted	$—	$—	$—	$—
Net income (loss) per common share:
Basic	$0.08	$0.16	$1.03	$0.68
Diluted	$0.08	$0.16	$1.02	$0.68
Weighted average common shares outstanding:
Basic	35,848,726	35,611,892	35,785,798	35,491,958
Diluted	36,017,750	35,724,633	35,916,630	35,653,147

MYERS INDUSTRIES, INC.

SALES AND EARNINGS BY SEGMENT (UNAUDITED)

(Dollars in thousands)

	Quarter Ended December 31,			Year Ended December 31,
	2020	2019	% Change	2020	2019	% Change
Net sales
Material Handling	$92,184	$73,444	25.5%	$343,884	$356,407	(3.5)%
Distribution	45,291	43,392	4.4%	166,544	159,349	4.5%
Inter-company Sales	(8)	(18)	—	(59)	(58)	—

Total	$137,467	$116,818	17.7%	$510,369	$515,698	(1.0)%

Operating income (loss)
Material Handling	$8,516	$8,963	(5.0)%	$55,072	$53,144	3.6%
Distribution	3,580	3,153	13.5%	12,157	10,076	20.7%
Corporate	(7,240)	(3,310)	—	(13,679)	(25,954)	—

Total	$4,856	$8,806	(44.9)%	$53,550	$37,266	43.7%

Operating income (loss) as adjusted
Material Handling	$9,072	$8,963	1.2%	$56,533	$54,232	4.2%
Distribution	3,580	3,171	12.9%	12,174	11,215	8.6%
Corporate	(6,240)	(4,995)	—	(22,807)	(23,404)	—

Total	$6,412	$7,139	(10.2)%	$45,900	$42,043	9.2%

Operating income margin as adjusted
Material Handling	9.8%	12.2%		16.4%	15.2%
Distribution	7.9%	7.3%		7.3%	7.0%
Corporate	n/a	n/a		n/a	n/a

Total	4.7%	6.1%		9.0%	8.2%

EBITDA as adjusted
Material Handling	$13,356	$14,029	(4.8)%	$74,367	$75,470	(1.5)%
Distribution	4,120	3,798	8.5%	14,474	12,716	13.8%
Corporate	(6,141)	(4,890)	—	(22,411)	(22,991)	—

Total	$11,335	$12,937	(12.4)%	$66,430	$65,195	1.9%

EBITDA margin as adjusted
Material Handling	14.5%	19.1%		21.6%	21.2%
Distribution	9.1%	8.8%		8.7%	8.0%
Corporate	n/a	n/a		n/a	n/a

Total	8.2%	11.1%		13.0%	12.6%

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

GROSS PROFIT, OPERATING INCOME AND EBITDA (UNAUDITED)

(Dollars in thousands)

	Quarter Ended December 31, 2020
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
GAAP Net sales	$92,184	$45,291	$137,475	$(8)	$137,467
GAAP Gross profit			39,837	—	39,837
Add: Elkhart acquisition and integration costs			552	—	552

Gross profit as adjusted			40,389	—	40,389
Gross profit margin as adjusted			29.4%	n/a	29.4%
GAAP Operating income (loss)	8,516	3,580	12,096	(7,240)	4,856
Add: Elkhart acquisition and integration costs(1)	556	—	556	500	1,056
Add: Environmental charges	—	—	—	500	500

Operating income (loss) as adjusted	9,072	3,580	12,652	(6,240)	6,412
Operating income margin as adjusted	9.8%	7.9%	9.2%	n/a	4.7%
Add: Depreciation and amortization	4,284	540	4,824	99	4,923

EBITDA as adjusted	$13,356	$4,120	$17,476	$(6,141)	$11,335
EBITDA margin as adjusted	14.5%	9.1%	12.7%	n/a	8.2%

(1) Includes gross profit adjustments of $552 and SG&A adjustments of $504
	Quarter Ended December 31, 2019
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
GAAP Net sales	$73,444	$43,392	$116,836	$(18)	$116,818
GAAP Gross profit			39,231	—	39,231
Gross profit margin			33.6%	n/a	33.6%
GAAP Operating income (loss)	8,963	3,153	12,116	(3,310)	8,806
Add: Restructuring expenses and other adjustments	—	—	—	265	265
Add: Tuffy acquisition costs	—	18	18	81	99
Less: CEO stock award reversal	—	—	—	(2,031)	(2,031)

Operating income (loss) as adjusted	8,963	3,171	12,134	(4,995)	7,139
Operating income margin as adjusted	12.2%	7.3%	10.4%	n/a	6.1%
Add: Depreciation and amortization	5,066	627	5,693	105	5,798

EBITDA as adjusted	$14,029	$3,798	$17,827	$(4,890)	$12,937
EBITDA margin as adjusted	19.1%	8.8%	15.3%	n/a	11.1%

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

GROSS PROFIT, OPERATING INCOME AND EBITDA (UNAUDITED)

(Dollars in thousands)

	Year Ended December 31, 2020
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
GAAP Net sales	$343,884	$166,544	$510,428	$(59)	$510,369

GAAP Gross profit			171,960	—	171,960
Add: Elkhart acquisition and integration costs			552	—	552

Gross profit as adjusted			172,512	—	172,512
Gross profit margin as adjusted			33.8%	n/a	33.8%

GAAP Operating income (loss)	55,072	12,157	67,229	(13,679)	53,550
Add: Severance costs	905	—	905	1,512	2,417
Add: Restructuring expenses and other adjustments	—	—	—	249	249
Add: Tuffy acquisition costs	—	17	17	35	52
Add: Elkhart acquisition and integration costs(1)	556	—	556	500	1,056
Add: Environmental charges	—	—	—	500	500
Less: Lawn and Garden sale of note/release of lease guarantee liability	—	—	—	(11,924)	(11,924)

Operating income (loss) as adjusted	56,533	12,174	68,707	(22,807)	45,900
Operating income margin as adjusted	16.4%	7.3%	13.5%	n/a	9.0%
Add: Depreciation and amortization	17,834	2,300	20,134	396	20,530

EBITDA as adjusted	$74,367	$14,474	$88,841	$(22,411)	$66,430
EBITDA margin as adjusted	21.6%	8.7%	17.4%	n/a	13.0%

(1) Includes gross profit adjustments of $552 and SG&A adjustments of $504
	Year Ended December 31, 2019
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
GAAP Net sales	$356,407	$159,349	$515,756	$(58)	$515,698

GAAP Gross profit			171,312	—	171,312
Add: Restructuring expenses and other adjustments			172	—	172

Gross profit as adjusted			171,484	—	171,484
Gross profit margin as adjusted			33.2%	n/a	33.3%

GAAP Operating income (loss)	53,144	10,076	63,220	(25,954)	37,266
Add: Restructuring expenses and other adjustments(1)	172	865	1,037	265	1,302
Add: Tuffy acquisition costs	—	274	274	316	590
Add: Asset impairment	916	—	916	—	916
Add: Environmental charges	—	—	—	4,000	4,000
Less: CEO stock award reversal	—	—	—	(2,031)	(2,031)

Operating income (loss) as adjusted	54,232	11,215	65,447	(23,404)	42,043
Operating income margin as adjusted	15.2%	7.0%	12.7%	n/a	8.2%
Add: Depreciation and amortization	21,282	1,501	22,783	413	23,196
Less: Depreciation adjustments	(44)	—	(44)	—	(44)

EBITDA as adjusted	$75,470	$12,716	$88,186	$(22,991)	$65,195
EBITDA margin as adjusted	21.2%	8.0%	17.1%	n/a	12.6%

(1) Includes gross profit adjustments of $172 and SG&A adjustments of $1,130

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

INCOME AND EARNINGS PER DILUTED SHARE (UNAUDITED)

(Dollars in thousands, except per share data)

	Quarter Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
GAAP Operating income (loss)	$4,856	$8,806	$53,550	$37,266
Add: Severance costs	—	—	2,417	—
Add: Restructuring expenses and other adjustments	—	265	249	1,302
Add: Tuffy acquisition costs	—	99	52	590
Add: Elkhart acquisition and integration costs	1,056	—	1,056	—
Less: CEO stock award reversal	—	(2,031)	—	(2,031)
Less: Lawn and Garden sale of note/release of lease guarantee liability	—	—	(11,924)	—
Add: Asset impairment	—	—	—	916
Add: Environmental charges	500	—	500	4,000

Operating income (loss) as adjusted	6,412	7,139	45,900	42,043
Less: Interest expense, net	(1,221)	(1,024)	(4,688)	(4,083)

Income before taxes as adjusted	5,191	6,115	41,212	37,960
Less: Income tax expense(1)	(1,350)	(1,651)	(10,715)	(10,249)

Income from continuing operations as adjusted	$3,841	$4,464	$30,497	$27,711
Adjusted earnings per diluted share from continuing operations	$0.11	$0.12	$0.85	$0.78

(1) Income taxes are calculated using the normalized effective tax rate for each year. The rate used in 2020 is 26% and in 2019 is 27%.

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

(Dollars in thousands)

	December 31, 2020	December 31, 2019
Assets
Current Assets
Cash	$28,301	$75,527
Accounts receivable, net	83,701	62,279
Income tax receivable	1,049	142
Inventories, net	65,919	44,260
Prepaid expenses and other current assets	4,760	2,834

Total Current Assets	183,730	185,042
Property, plant, & equipment, net	73,953	54,964
Right of use asset—operating leases	18,390	5,901
Deferred income taxes	84	5,807
Other assets	123,858	101,425

Total Assets	$400,015	$353,139

Liabilities & Shareholders’ Equity
Current Liabilities
Accounts payable	$61,150	$46,867
Accrued expenses	36,744	33,701
Operating lease liability - short-term	4,359	2,057
Long-term debt - current portion	39,994	—

Total Current Liabilities	142,247	82,625
Long-term debt	37,582	77,176
Operating lease liability - long-term	13,755	4,074
Other liabilities	14,373	22,582
Deferred income taxes	2,958	—
Total Shareholders’ Equity	189,100	166,682

Total Liabilities & Shareholders’ Equity	$400,015	$353,139

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	Year Ended December 31,
	2020	2019
Cash Flows From Operating Activities
Net income (loss)	$36,769	$24,333
Income (loss) from discontinued operations, net of income taxes	—	118

Income (loss) from continuing operations	36,769	24,215
Adjustments to reconcile income (loss) from continuing operations to net cash provided by (used for) operating activities
Depreciation	14,257	15,120
Amortization	6,673	8,463
Non-cash stock-based compensation expense	3,534	1,715
Loss on disposal of fixed assets	3	—
Gain on sale of notes receivable	(11,924)	—
Deferred taxes	8,732	(922)
Impairment charges	—	916
Other	1,421	583
Payments on long-term performance based compensation	—	(413)
Other long-term liabilities	2,804	3,578
Cash flows provided by (used for) working capital
Accounts receivable	(11,589)	12,479
Inventories	(7,868)	2,222
Prepaid expenses and other current assets	(969)	(243)
Accounts payable and accrued expenses	4,664	(20,687)

Net cash provided by (used for) operating activities - continuing operations	46,507	47,026
Net cash provided by (used for) operating activities - discontinued operations	—	7,297

Net cash provided by (used for) operating activities	46,507	54,323

Cash Flows From Investing Activities
Capital expenditures	(13,421)	(10,294)
Acquisition of business	(63,334)	(18,000)
Proceeds from sale of property, plant and equipment	2	7,537
Proceeds from sale of notes receivable	1,200	—

Net cash provided by (used for) investing activities - continuing operations	(75,553)	(20,757)
Net cash provided by (used for) investing activities - discontinued operations	—	—

Net cash provided by (used for) investing activities	(75,553)	(20,757)

Cash Flows From Financing Activities
Cash dividends paid	(19,425)	(19,316)
Proceeds from issuance of common stock	1,732	3,336
Shares withheld for employee taxes on equity awards	(623)	(1,008)

Net cash provided by (used for) financing activities - continuing operations	(18,316)	(16,988)
Net cash provided by (used for) financing activities - discontinued operations	—	—

Net cash provided by (used for) financing activities	(18,316)	(16,988)

Foreign exchange rate effect on cash	136	55

Net (decrease) increase in cash	(47,226)	16,633
Cash at January 1	75,527	58,894

Cash at December 31	$28,301	$75,527

MYERS INDUSTRIES, INC.

RECONCILIATION OF FREE CASH FLOW TO GAAP NET CASH PROVIDED BY

(USED FOR) OPERATING ACTIVITIES – CONTINUING OPERATIONS

(UNAUDITED)

(Dollars in thousands)

	YTD		YTD
	December 31, 2020		December 31, 2019
Net cash provided by (used for) operating activities - continuing operations	$46,507		$47,026
Capital expenditures	(13,421)		(10,294)

Free cash flow	$33,086		$36,732

	YTD		YTD		Quarter
	December 31, 2020		September 30, 2020		December 31, 2020
Net cash provided by (used for) operating activities - continuing operations	$46,507	-	$31,334	=	$15,173
Capital expenditures	(13,421)	-	(8,955)	=	(4,466)

Free cash flow	$33,086	-	$22,379	=	$10,707

	YTD		YTD		Quarter
	December 31, 2019		September 30, 2019		December 31, 2019
Net cash provided by (used for) operating activities - continuing operations	$47,026	-	$39,492	=	$7,534
Capital expenditures	(10,294)	-	(5,669)	=	(4,625)

Free cash flow	$36,732	-	$33,823	=	$2,909

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ADJUSTED DILUTED EARNINGS PER SHARE

(UNAUDITED)

	Full Year 2021 Guidance
	Low	High
GAAP diluted net income per common share	$0.88	$1.03
Add: Restructuring expenses and other adjustments	0.01	0.01
Add: Acquisition and integration costs	0.01	0.01

Adjusted diluted earnings per share	$0.90	$1.05